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                                                                     EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------


The Board of Directors of
J. C. Penney Company, Inc.:


We consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-28390, 33-66070, 33-66072, 333-33343, 333-27329, 333-45536,
333-62066, 333-73140) and Form S-3 (Nos. 333-57019, 333-74122 and 333-103147-01)
of J. C. Penney Company, Inc. of our report dated February 20, 2003, except as to Note 21 which is as of February 28, 2003, relating to the consolidated balance sheets of J. C. Penney Company, Inc. and Subsidiaries as of January 25, 2003, and January 26, 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended January 25, 2003, which report is incorporated by reference in the Annual Report on Form 10-K of J. C. Penney Company, Inc. for the year ended January 25, 2003. Our report refers to the Company's change in its method of determining inflation/deflation rates used in the valuation of LIFO inventories in fiscal year 2002, and the adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," in fiscal year 2002.

                                                    /S/ KPMG LLP


Dallas, Texas
April 10, 2003